Exhibit 3.1

ROSS MILLER	Filed in the office of	Document Number
Secretary of State	/s/ Ross Miller	20140733073-10
204 North Carson Street, Suite 4	Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4520	Secretary of State	10/28/2014 7:01 AM
(775) 684-5708	State of Nevada	Entity Number
Website: www.nvsos.gov		E0546002014-9

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY

1.Name of
Corporation:	Jarex Solutions Corp.

2. Registered	☒ Commercial Registered Agent: INCORP SERVICES, INC.
Agent for Service	Name
of Process:
(check only one box)
	Address	City		Zip Code

	Optional Mailing Address	City	State	Zip Code

3. Authorized Stock:
(number of shares	Number of shares	Par value	Number of shares
corporation is	with par value: 75000000	per share: $0.0010	without par value: 0
authorized to issue)

4.Names & Addresses	JAROSLAVNA TOMSA
of the Board of	1. Name
Directors/Trustees:
(each Director/Trustee	2360 CORPORATE CIRCLE - SUITE 400	HENDERSON	NV	89074-7739
must be a natural person	Street Address	City	State	Zip Code
at least 18 years of age:
(attach additional page	2. Name
if there is more than 3
directors/trustees)
	Street Address	City	State	Zip Code

3. Name

	Street Address	City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional- see instructions)	ANY LEGAL PURPOSE

6.Names, Address	INCORP SERVICES, INC.	X INCORP SERVICES, INC.
and Signature of	Name	Signature
Incorporator.
(attach additional page	2360 CORPORATE CIRCLE - SUITE 400	HENDERSON	NV	89074-7739
if there is more than 1	Address	City	State	Zip Code
incorporator).

7.Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	X INCORP SERVICES, INC.			10/28/2014
	Authorized Signature of R. A. or On Behalf of R. A. Company			Date
          This form must be accompanied by appropriate fees.